Exhibit 99.1

NEWS RELEASE

Internap Reports Financial Results
for Fourth Quarter and Full Year 2005

ATLANTA - February 28, 2006 - Internap Network Services Corporation (AMEX: IIP), a leading provider of performance-based routing services for IP networks, today reported fiscal fourth quarter and year-end results for the year ended December 31, 2005.

For the fourth quarter, revenues totaled $40.3 million, an increase of 6.0% compared to the third quarter 2005. Revenues for 2005 increased to $153.7 million, an increase of 6.3% compared to 2004.

Net loss for the fourth quarter was approximately $0.2 million. Net loss for the year was approximately $5.0 million, an improvement of $13.1 million year-over-year. Gross margin for the quarter and year were 46% and 47%, respectively (defined as revenues of $40.3 million and $153.7 million, respectively, less $21.8 million and $82.0 million of direct cost of network, respectively, divided by revenues).

“This was a record quarter for Internap in many ways,” said James DeBlasio, chief executive officer, Internap. “We reported record quarterly revenue and EBITDA as the company benefited from the continued migration of business-critical applications across IP Networks. These results demonstrate the value of Internap technology among new and existing customers who trust us to deliver the highest level of reliability and performance. We also significantly improved our net loss for the period and, with our renewed strategic focus, are poised for profitable growth in 2006.”

Internap reported gross margin of 47% for the year, while reducing operating expenses to $2.6 million for the period. Selling, General and Administrative expenses improved $1.5 million for the fourth quarter over the third quarter of 2005.

The company reported EBITDA1 of $3.8 million for the quarter, an improvement of $3.0 million from the third quarter of 2005. EBITDA was $10.4 million for 2005, an improvement of $11.1 million from 2004.

Internap ended the year with 2092 customers under contract, adding 60 net new customers in the fourth quarter. “In addition to adding 60 net new customers, we grew our new monthly recurring revenue 40% quarter to quarter, including adding 397 new monthly recurring bookings,” said James DeBlasio. “Similar to the third quarter, we saw approximately two-thirds of new orders coming from our extensive base of existing customers. This is evidence that our technology solutions continue to resonate with customers whose IP applications over the Internet are their primary source of revenue”.

The Company also reported cash, cash equivalents and investments in marketable securities at December 31, 2005 of $40.5 million, a decrease of $1.9 million from the third quarter 2005.

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1   See “Use of Non-GAAP Financial Measures” below for definitions. A reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures is attached to this release and commences at the bottom of our condensed consolidated financial statements.

2006 Full Year Guidance
•	Full year revenue growth is expected to be around 5-7%
•	Gross margins are expected to be in the mid-to-high 40%’s
•	Capital expenditures are expected in the range $10 million to $12 million
•	Adjusted EBITDA[2] is expected to range between $16 million to $19 million

Conference Call Information:
Internap’s fourth quarter teleconference will be held today beginning at 5:00 p.m. EST. The dial-in numbers are 866-314-4865; pass code 67313014 for domestic callers, and 617-213-8050, pass code 67313014 for international participants. The simultaneous web cast will be available from the Investor Relations section of the web site at: www.internap.com.

Internap will provide a replay of the teleconference on its website. A replay will be available from February 28th through March 7th at 888-286-8010; replay code 98124139 and international dial-in at 617-801-6888; replay code 98124139.

A reconciliation between GAAP information and non-GAAP information contained in this press release is provided in a table below entitled “Reconciliation of Net Loss to EBITDA and Net Cash Provided By (Used In) Operating Activities.” This information is also available on our Web Site under the Investor Relations heading.

About Internap

Internap is a market leader of intelligent route-control solutions that bring reliability, performance and security to the Internet. The company's patented and patent-pending technologies address the inherent weaknesses of the Internet, enabling enterprises to take full advantage of the benefits of deploying business-critical applications such as e-commerce, Voice-over-IP (VoIP), video-conferencing, and streaming audio/video across the Internet. Through a portfolio of high-performance IP solutions, customers can bypass congestion points, overcome routing inefficiencies and optimize performance of their applications. Internap solutions are backed by an industry-leading performance guarantee that covers the Internet as opposed to just one network. These offerings include: network- and premise-based route optimization solutions, colocation, VPN, content distribution and managed security services.

Internap currently serves more than 2,000 customers, including Fortune 1000 and mid-tier enterprises in the financial services, government, travel/hospitality, manufacturing, media/entertainment, technology and retail industries. The company provides services throughout North America, Europe, Asia and Australia. For more information, please visit the company website at www.internap.com.

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2   See “Use of Non-GAAP Financial Measures” below for definitions.

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Our future reported GAAP-based results will be negatively affected by the implementation of new accounting rules related to the expensing of stock options, commencing in 2006. Other important factors that may affect Internap’s business, results of operations and financial condition include, but are not limited to, our ability to achieve profitability; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to the evolution of the high performance Internet connectivity and services industry; our ability to respond successfully to technological change; our ability to deploy new access points in a cost-efficient manner; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms or at all; failure of third party suppliers to deliver their products and services on favorable terms or at all; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to secure adequate funding; the incurrence of additional restructuring charges; our ability to operate in light of restrictions in our credit facility, including our ability to maintain ratios set forth in the credit facility; our ability to attract and retain qualified personnel; our ability to protect ourselves and our customers from security breaches; our ability to protect our intellectual property; our ability to successfully complete future acquisitions; risks associated with international operations; claims relating to intellectual property rights; government regulation of the Internet; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; effects of natural disasters or terrorist activity; and volatility of our stock price.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Internap is a trademark of Internap. All other trademarks and brands are the property of their respective owners.

Contacts:

Media Contact	Investor Contact
L.A. Campbell	Andrew Albrecht
404- 302-9721	404.302.9841
lcampbell@internap.com	aalbrecht@internap.com

# # #

INTERNAP NETWORK SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$24,434	$33,823
Restricted cash	--	76
Short-term investments in marketable securities	16,060	12,162
Accounts receivable, net of allowance of $963 and $1,124, respectively	19,128	16,943
Inventory	779	345
Prepaid expenses and other assets	2,957	3,202

Total current assets	63,358	66,551

Property and equipment, net of accumulated depreciation of $143,686 and $138,003, respectively	50,072	54,378
Investments	1,999	6,693
Intangible assets, net of accumulated amortization of $18,100 and $17,531, respectively	2,329	2,898
Goodwill	36,314	36,314
Deposits and other assets	1,297	1,315

Total assets	$155,369	$168,149

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$4,375	$6,483
Accounts payable	5,766	11,129
Accrued liabilities	7,267	7,269
Deferred revenue, current portion	2,737	1,826
Capital lease obligations, current portion	559	512
Restructuring liability, current portion	1,202	2,397

Total current liabilities	21,906	29,616

Notes payable, less current portion	7,656	12,031
Deferred revenue, less current portion	533	421
Capital lease obligations, less current portion	247	806
Restructuring liability, less current portion	5,075	5,756
Deferred rent	9,185	5,781
Other long-term liabilities	1,039	--

Total liabilities	45,641	54,411

Commitments and Contingencies

Stockholders' equity:
Series A convertible preferred stock, $0.001 par value, 3,500 shares designated, no shares issued or outstanding	--	--
Common stock, $0.001 par value, 600,000 shares authorized, 341,677 and 338,148 shares issued and outstanding, respectively	342	338
Additional paid-in capital	969,913	967,951
Deferred stock compensation	(420)	--
Accumulated deficit	(860,112)	(855,148)
Accumulated items of other comprehensive income	5	597

Total stockholders' equity	109,728	113,738

Total liabilities and stockholders' equity	$155,369	$168,149

INTERNAP NETWORK SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended December 31,
	2005	2004	2003

Revenue	$153,717	$144,546	$138,580

Costs and expense:
Direct cost of revenue, exclusive of depreciation and amortization, shown below	81,958	76,990	78,200
Customer support	10,670	10,180	9,483
Product development	4,864	6,412	6,982
Sales and marketing	25,864	23,411	21,491
General and administrative	20,096	24,772	16,711
Depreciation and amortization	15,314	16,040	37,221
Amortization of deferred stock compensation	60	--	390
Pre-acquisition liability adjustment	--	--	(1,313)
Restructuring costs	44	3,644	1,084
Gain on disposals of property and equipment	(19)	(3)	(53)

Total operating costs and expense	158,851	161,446	170,196

Loss from operations	(5,134)	(16,900)	(31,616)

Non-operating (income) expense:
Interest expense	1,373	1,981	2,981
Interest income	(1,284)	(665)	(823)
Other, net	(259)	(154)	827

Total non-operating (income) expense	(170)	1,162	2,985

Net loss	(4,964)	(18,062)	(34,601)

Less deemed dividend related to beneficial conversion feature	--	--	(34,576)

Net loss attributable to common stockholders	$(4,964)	$(18,062)	$(69,177)

Basic and diluted net loss per share	$(0.01)	$(0.06)	$(0.40)

Weighted average shares used in computing basic and diluted net loss per share	339,387	287,315	174,602

INTERNAP NETWORK SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2005	2004	2003

Cash flows from operating activities:
Net loss	$(4,964)	$(18,062)	$(34,601)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15,314	16,040	37,221
Gain on disposal of property and equipment	(19)	(3)	(53)
Provision for doubtful accounts	1,431	2,415	2,435
(Gain) loss on equity-method investment	(83)	390	827
Non-cash interest expense on capital lease obligations	--	904	1,304
Non-cash changes in deferred rent	2,690	879	915
Lease incentives	713	--	--
Pre-acquisition liability adjustment	--	--	(1,313)
Non-cash compensation expense	60	--	390
Other, net	(44)	176	--
Changes in operating assets and liabilities, net of the effect of acquisitions:
Accounts receivable	(3,616)	(3,771)	(2,704)
Inventory, prepaid expense and other assets	(170)	1,633	2,583
Accounts payable	(5,433)	851	(5,941)
Accrued liabilities	805	(1,316)	(1,115)
Deferred revenue	1,023	(1,743)	(4,461)
Accrued restructuring	(1,876)	457	(6,662)

Net cash flows provided by (used in) operating activities	5,831	(1,150)	(11,175)

Cash flows from investing activities:
Purchases of property and equipment	(10,161)	(13,066)	(3,799)
Proceeds from disposal of property and equipment	17	51	--
Reduction of restricted cash	76	49	2,053
Purchase of investments in marketable securities	(18,710)	(16,753)	--
Maturities of marketable securities	19,350	--	--
Net cash received from acquired businesses	--	--	2,307
Other, net	(353)	60	--

Net cash flows (used in) provided by investing activities	(9,781)	(29,659)	561

Cash flows from financing activities:
Change in revolving credit facility	--	(8,392)	(1,608)
Proceeds from notes payable	--	17,500	--
Principal payments on notes payable	(6,483)	(4,051)	(4,645)
Payments on capital lease obligations	(512)	(20,289)	(2,801)
Proceeds from issuance of common stock, net of issuance costs	--	55,932	9,299
Proceeds from stock options, employee stock purchase plan, and exercise of warrants	1,486	5,047	4,035
Other, net	70	--	--

Net cash flows (used in) provided by financing activities	(5,439)	45,747	4,280

Net (decrease) increase in cash and cash equivalents	(9,389)	14,938	(6,334)
Cash and cash equivalents at beginning of period	33,823	18,885	25,219

Cash and cash equivalents at end of period	$24,434	$33,823	$18,885

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. This measure is also used by management in their financial and operating decision-making.

Internap defines "EBITDA" as net income, before interest, taxes, depreciation and amortization. Internap considers EBITDA to be an important indicator of the company's operational strength and performance of its business and a good measure of the company's historical operating trends.

EBITDA eliminates items that are not part of the company's core operations, such as net interest expense, and excludes depreciation and amortization expense, which is based on the Company's estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the company's deployed network and may not be indicative of current or future capital expenditures.

Internap defines “Adjusted EBITDA” as EBITDA, excluding equity-related compensation. Internap considers Adjusted EBITDA to be an important indicator of the company's operational strength and performance of its business and a good measure of the company's future operating trends.

EBITDA and Adjusted EBITDA should be considered in addition to, not as a substitute for, the company's net income, as well as other measures of financial performance reported in accordance with GAAP.

Internap does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, stock-based compensation (with respect to 2006), net income (loss) from operations, interest income, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Internap intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three months ended December 31, 2005 and September 30, 2005 and years ended December 31, 2005 and 2004, presented within this press release.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the company is presenting the most comparable GAAP financial measures and reconciling the non-GAAP financial measures to such comparable GAAP measures.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS TO EBITDA AND
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(In thousands)

	Three Months Ended		Years Ended
	December 31,	September 30,	December 31,
	2005	2005	2005	2004

Revenue	$40,292	$37,999	$153,717	$144,546
Direct cost of revenue, excluding depreciation and amortization	21,774	21,188	81,958	76,990
Selling, general and administrative expense	14,780	16,312	61,579	68,416
Depreciation and amortization	4,035	3,921	15,314	16,040
Loss from operations	(297)	(3,422)	(5,134)	(16,900)
Non-operating (income) expense, net	(120)	(251)	(170)	1,162
Net loss	$(177)	$(3,171)	$(4,964)	$(18,062)

EBITDA reconciliation:
Net loss	$(177)	$(3,171)	$(4,964)	$(18,062)
Depreciation and amortization	4,035	3,921	15,314	16,040
Income taxes	--	--	--	--
Interest (income) expense, net	(97)	3	89	1,316
EBITDA	3,761	753	10,439	(706)
Interest income (expense), net	97	(3)	(89)	(1,316)
Provision for doubtful accounts	420	363	1,431	2,415
Non-cash changes in deferred rent	651	743	2,690	879
Lease incentive	713	--	713	--
Other non-cash adjustments	(13)	(34)	(86)	1,467
Changes in operating assets and liabilities:
Accounts receivable	(2,446)	(501)	(3,616)	(3,771)
Inventory, prepaid expenses, deposits and other assets	49	(577)	(170)	1,633
Accounts payable, accrued liabilities, deferred revenue and accrued restructuring charges	(1,754)	2,349	(5,481)	(1,751)
Net cash provided by (used in) operating activities	$1,478	$(3,093)	$5,831	$(1,150)